Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen California High Yield Municipal Bond Fund, a series of

Nuveen Multistate Trust II (the  Trust )
811-07755

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve new sub-advisory agreements, to approve revisions to, or elimination of, certain fundamental investment policies and to elect Board Members. The meeting was subsequently adjourned to August 15, and September 19, 2014.


The results of the votes in September for the new
Investment Management Agreement and Sub-
Advisory Agreements and the fundamental
investment policy changes were as follows:

<c> Nuveen California
High Yield Municipal
 Bond Fund
To approve a new investment
management agreement between
the Trust and Nuveen Fund
Advisors, LLC.

   For
        20,641,183
   Against
             436,925
   Abstain
             835,501
   Broker Non-Votes
          6,660,074
      Total
        28,573,683


To approve a new sub-advisory
agreement between Nuveen
Fund Advisors and Nuveen Asset
Management, LLC


   For
        20,539,794
   Against
             471,688
   Abstain
             902,126
   Broker Non-Votes
          6,660,075
      Total
        28,573,683


To approve revisions to, or
elimination of, certain
fundamental investment policies:


a. Revise the fundamental policy
related to the purchase and sale
of commodities.


   For
        20,495,397
   Against
             546,122
   Abstain
             872,088
   Broker Non-Votes
          6,660,076
      Total
        28,573,683

b. Revise the fundamental policy
 related to issuing senior
securities.


   For
        20,551,649
   Against
             478,644
   Abstain
             883,314
   Broker Non-Votes
          6,660,076
      Total
        28,573,683

c. Revise the fundamental policy
related to underwriting
..

   For
        20,536,408
   Against
             497,622
   Abstain
             879,577
   Broker Non-Votes
          6,660,076
      Total
        28,573,683

d. Revise the fundamental policy
related to the purchase and sale
of real estate.


   For
        20,529,513
   Against
             541,127
   Abstain
             842,966
   Broker Non-Votes
          6,660,077
      Total
        28,573,683

e. Revise the fundamental policy
related to diversification.


   For
        20,530,087
   Against
             539,545
   Abstain
             843,975
   Broker Non-Votes
          6,660,076
      Total
        28,573,683

f. Eliminate the fundamental
policy related to permitted
investments.


   For
        20,509,789
   Against
             539,148
   Abstain
             864,669
   Broker Non-Votes
          6,660,077
      Total
        28,573,683

g. Eliminate the fundamental
policy related to pledging assets..


   For
        20,036,786
   Against
          1,002,605
   Abstain
             874,215
   Broker Non-Votes
          6,660,077
      Total
        28,573,683

i. Eliminate the fundamental
policy related to short sales and
purchases on margin.


   For
        20,052,407
   Against
             987,392
   Abstain
             873,807
   Broker Non-Votes
          6,660,077
      Total
        28,573,683

j. Eliminate the fundamental
policy related to writing options.


   For
        20,072,014
   Against
             979,453
   Abstain
             862,141
   Broker Non-Votes
          6,660,075
      Total
        28,573,683

Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2014, under Conformed Submission Type DEF 14A, accession number 0001193125-14-240340.